Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: WASHINGTON MUTUAL, INC., et al.,1 Debtors.	x : : : : : : : : x	Chapter 11 Case No. 08-12229 (MFW) (Jointly Administered) Re: D.I. 9582

ORDER DENYING MBS PLAINTIFFS’ MOTION TO
CLASSIFY ASSERTED CLASS CLAIM AS A CLASS 12 CLAIM,
FINDING PROOFS OF CLAIM NOS. 4064 AND 4069 PREMATURELY FILED BY
THE MBS PLAINTIFFS, AND GRANTING WMI LIQUIDATING TRUST
AUTHORITY TO RELEASE THE RESERVE IN CONNECTION THEREWITH

       Upon the MBS Plaintiff’s Motion to Classify Class Claim as a Class 12 Claim, dated February 7, 2012 [D.I. 9582] (the “Motion”), filed by Policeman’s Annuity and Benefit Fund of the City of Chicago (“Chicago PABF”), Boilermakers National Annuity Trust (“Boilermakers”) and Doral Bank Puerto Rico (collectively, with Chicago PABF and Boilermakers, the “MBS Plaintiffs”); and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided to all parties entitled to receive notice thereof, and no other or further notice being required; and an objection (the “Objection”) to the Motion and the relief requested therein having been interposed by WMI Liquidating Trust (the “WMILT”), as successor in interest to Washington Mutual, Inc. (“WMI”) and WMI Investment

1 The Debtors in these chapter 11 cases along with the last four digits of each Debtor’s federal tax identification number are: (i) Washington Mutual, Inc. (3725); and (ii) WMI Investment Corp. (5395).  The principal offices of WMILT, as defined herein, are located at 1201 Third Avenue, Suite 3000, Seattle, Washington 98101.

Corp. (collectively, the “Debtors”); and a joinder (the “Joinder”) to the Objection having been filed by the Statutory Committee of Unsecured Creditors appointed in the Debtors’ chapter 11 cases (the “Creditors’ Committee”); and a reply (the “Reply”) to the Objection and the Joinder having been filed by the MBS Plaintiffs; and, on May 7, 2012, the Court having held a hearing (the “Hearing”) with respect to the Motion, the Objection, the Joinder and the Reply and considered the legal arguments presented, including, without limitation, presentations relating to the Stipulation Resolving Debtors’ Amended Thirty-Second Omnibus Objection (Substantive) With Respect to Claim Nos. 3812 and 2689 (the “Stipulation”) and the Order Resolving Debtors’ Amended Thirty-Second Omnibus Objection (Substantive) with Respect to Claim Nos. 3812 and 2689 [D.I. # 6068]; and, after due deliberation and sufficient cause appearing therefor; and consistent with the Court’s ruling set forth on the record of the Hearing, it is hereby
ORDERED that the Motion and the relief requested therein are denied as set forth below and for the reasons set forth on the record of the Hearing; and it is further
ORDERED that the proof of claim filed by the MBS Plaintiffs, proof of claim administratively numbered 4069, (the “Refiled and Amended MBS Claim”), (a) is disallowed as prematurely filed in contravention of the terms and provisions of the Stipulation and (b) Kurtzman Carson Consultants, LLC, the court-appointed claims and noticing agent, is authorized and directed to update the official claims register in these chapter 11 cases to reflect the provisions of this Order and remove the Refiled and Amended MBS Claim, without prejudice to the rights of the MBS Plaintiffs to re-file a proof of claim in the event that there is a recovery for holders of Allowed Subordinated Class 18 Claims under the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 12, 2011, as amended (the “Plan”); and it is further

ORDERED that, in the event that the MBS Plaintiffs elect to re-file a proof of claim in accordance with the terms and provisions of the Stipulation, such proof of claim may be filed either as a Class 12 General Unsecured Claim or a Class 18 Subordinated Claim, subject to the rights and defenses of WMILT and all other parties in interest as to allowability and classification of such proof of claim, it being determined by the Court that the Stipulation does not require any such re-filed proof of claim to be classified in Class 18 under the Plan; and it is further
ORDERED that the Court’s Order Regarding Tranquility Claim [D.I. 9225] and the accompanying Memorandum Opinion Regarding Tranquility Claim [D.I. 9224] is not dispositive with respect to the classification of the Refiled and Amended MBS Claim for the reasons set forth on the Record of the Hearing and the Court need not rule on the classification of any such claim at this time; and it is further
ORDERED that, in accordance with the terms of the Confirmation Order, as defined in the Plan, and based upon the disallowance of the Refiled and Amended MBS Claim as set forth above and its removal from the claims register, WMILT is hereby authorized to release and eliminate the reserve previously established for the Amended MBS Claim and distribute such funds and other assets reserved in a manner consistent with the terms of the Confirmation Order and the terms of the Plan; provided, however, that, for purposes of such distribution and, in accordance with the Plan and the Liquidating Trust Agreement, as defined in the Plan, (a) the distribution date of such funds and other assets shall be the fourteenth (14th) calendar day following entry of his Order (the “Distribution Date”) and (b) the distribution thereof shall be deemed timely made if such distribution shall be made within ten (10) days following the Distribution Date; and it is further

ORDERED that the MBS Plaintiffs’ Motion for Order Certifying Class for Purposes of the Class Claim Pursuant to Fed. R. Civ. P. 23 and Fed. R. Bankr. P. 7023 and 9014(c), dated January 20, 2012 [D.I. 9462], and the accompanying memorandum in support [D.I. 9463] is hereby deemed withdrawn without prejudice to re-filing in the event the MBS Plaintiffs file a new proof of claim consistent with the terms of the Stipulation and the requirements of this Order; and it is further
ORDERED that this Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation, or enforcement of this Order.

Dated:	May 16, 2012
Wilmington, Delaware
/s/ Mary F. Walrath
THE HONORABLE MARY F. WALRATH
UNITED STATES BANKRUPTCY JUDGE